AMERICAN AADVANTAGE MILEAGE FUND
                              Balanced Mileage Fund
                          Large Cap Value Mileage Fund
                          Small Cap Value Mileage Fund
                        International Equity Mileage Fund
                           S&P 500 Index Mileage Fund
                         Intermediate Bond Mileage Fund
                          Short-Term Bond Mileage Fund

                         Special Meeting of Shareholders

                                January __, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned hereby appoints as proxies Barry Y. Greenberg and Christina E. Sears, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of the above referenced funds (the "Mileage Funds") held of record by the undersigned on December 31, 2001, at the meeting of shareholders to be held on Wednesday, February 13, 2002, or any adjournment thereof, with discretionary power to vote upon such other business as may properly come before the meeting. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSAL.

         The undersigned hereby acknowledges receipt of the proxy statement prepared on behalf of the Board of Trustees with respect to the matters designated on the reverse.

VOTE BY MAIL

         Please date and sign this proxy and return it in the enclosed postage-paid envelope to Boston Financial Data Services, P.O. Box 9261, Boston, MA 02205-8524. Please indicate your vote by placing an "X" in the appropriate box on the reverse side. Signature of all joint owners is required. Fiduciaries please indicate your full title.

VOTE BY TELEPHONE

         Please follow the instructions on the reverse to vote your proxy by telephone.

VOTE BY INTERNET

         Please follow the instructions on the reverse to vote your proxy through the Internet.

         If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. Management is not aware of any such matters at this time.

(1) To approve the proposed Agreement of Reorganization and Termination between the Trust, on behalf of the Mileage Funds, and the American AAdvantage Funds.

Control Number:
                      -----

Record Date Shares:
                      -----

                                    For
                                              -----

                                    Against
                                              -----

                                    Abstain
                                              -----



Please be sure to sign your name(s) exactly as it appears on this Proxy.

-------------------------------------                   Date     --------
Shareholder sign here

-------------------------------------
Co-owner sign here


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



                      INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Mileage Funds involved in validating your vote if you fail to sign your proxy card properly.

         1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the registration on the proxy card.

         2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

         3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


                                  Registration                              Valid Signature
                                  ------------                              ---------------
     Partnership Accounts

     (1)   The XYZ Partnership.......................             Jane B. Smith, Partner

     (2)   Smith and Jones, Limited Partnership......             Jane B. Smith, General Partner

     Trust Accounts

     (1)   ABC Trust Account.........................             Jane B. Doe, Trustee

     (2)   Jane B. Doe, Trustee u/t/d 12/28/78......              Jane B. Doe

     Custodial or Estate Accounts

     (1)   John B. Smith, Cust. f/b/o

           John B. Smith, Jr.,

           UGMA/UTMA.................................             John B. Smith

     (2)   Estate of John B. Smith...................             John B. Smith, Jr., Executor


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


                      INSTRUCTIONS FOR VOTING BY TELEPHONE

         It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.

         Follow these four easy steps:

1.       Read the accompanying Proxy Statement and Proxy Card.

2.       Call  the  toll-free  number   1-877-PRX-VOTE   (1-877-779-8683).   For
shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073. There is NO CHARGE for this call.

3.       Enter your Control Number located on your Proxy Card.

4.       Follow the recorded instructions.


YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!











          DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE

                       INSTRUCTIONS FOR VOTING BY INTERNET

         It's fast, convenient, and your vote is immediately confirmed and posted.

         Follow these four easy steps:

1.       Read the accompanying Proxy Statement and Proxy Card.

2.       Go to the website HTTP://WWW.EPROXYVOTE.COM/AADBX

3.       Enter your Control Number located on your Proxy Card.

4.       Follow the instructions provided.


YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/aadbx anytime!
      -------------------------------













         DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY THE INTERNET







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